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                                                                    Exhibit 3.55
                         CERTIFICATE OF INCORPORATION OF

                                   Article One

         The name of the corporation is ______________________________________.

                                   Article Two

         The address of its registered office in the State of Delaware is _____ _________________________________________________________________________. The
name of its registered agent at such address is _______________________________.

                                  Article Three

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  Article Four

         The corporation is authorized to issue Common Stock only. The total number of shares of Common Stock which the corporation shall have authority to issue is ____________________, and the par value of each such share is _________
_____________________________.

                                  Article Five

         The business and affairs of the corporation shall be managed by the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

         The number of directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the corporation and may be increased or decreased as therein provided. Directors of the corporation need not be elected by ballot unless required by the By-laws.

                                   Article Six

                                     Part I

                            Right to Indemnification

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if the initiation of such proceeding (or part thereof) was authorized or approved by the Board of Directors of the corporation. Such right shall be a contract right and shall include the right to have the corporation include the right to the have the corporation pay, or repay such person for, expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only an undertaking, by or on to repay all amounts so ultimately that such director or officer is not entitled to be indemnified under this Article Six or otherwise. The financial ability of any such person to make such repayment shall not be a prerequisite to the making of such payment of or for expenses. upon delivery to the corporation of behalf of such director or officer, advanced if it should be determined.

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                                     Part II

                         Right of Claimant To Bring Suit

If a claim, (including a request for expenses) under Part I of this Article Six is not paid in full by the corporation within ninety days after a written request has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in said law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct. The provisions of this Part II of this Article Six shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director, officer, employee or agent of, or to render services for or at the request of the corporation, or as the case may be, its parent, or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    Part III

                            Independent Legal Counsel

         Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested directors is not available, or by a person designated by the Board of Directors. If independent legal counsel, so appointed, shall determine in a written opinion that indemnification is proper under this Article Six, indemnification shall be made without further action of the Board of Directors.

                                     Part IV

                            Non-Exclusivity of Rights

         The rights conferred on any person by Parts I and II of this Article Six shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, as amended and restated, By-law, agreement, or vote of stockholders or disinterested directors or otherwise.

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                                     Part V

                                    Insurance

         The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee, agent or other person, or all of them, of the corporation or another corporation, partnership, joint venture, trust or enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  Article Seven

         A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  Article Eight

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions. of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                                  Article Nine

         The initial members of the Board of Directors shall be _______________. The mailing address for ________________________________________________________
___________________________________________.


                                   Article Ten

         The incorporator of the corporation is___________________________. The mailing address of______________________________________________________________
_________________________________________________________.



Dated:_____________________                      _______________________________